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                          ARTICLES SUPPLEMENTARY TO THE
                                   CHARTER OF
                           EQUITRUST SERIES FUND, INC.


     EQUITRUST SERIES FUND, INC., a Maryland Corporation (hereinafter called the Corporation) whose principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The name of the "High Yield Bond Portfolio," one of six classes of shares, par value $.001 per share, of the Corporation, as named in Article IV, Section (a) of the Charter of the Corporation, will change to the "Strategic Yield Portfolio" with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     SECOND: The shares aforesaid have been duly classified by the board of directors pursuant to authority and power contained in the charter of the Corporation.

     THIRD: These Articles Supplementary are to be effective upon receipt.

     IN WITNESS WHEREOF, EQUITRUST SERIES FUND, INC. has caused these present to be signed in its name on its behalf by its President (or Vice-President) and attested by its Secretary (or Assistant Secretary) this 18th day of April, 2002.

                                            EQUITRUST SERIES FUND, INC.

                                            By: /s/ Dennis M. Marker
                                                --------------------

ATTEST

By: /s/ Kristi Rojohn
    -----------------

         THE UNDERSIGNED, President (or Vice-President) of EQUITRUST SERIES FUND, INC., has executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing, Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.